NEWS RELEASE

Investor Contact:
James E. Perry, Vice President and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Announces Sale of European Rail Business

DALLAS, TEXAS – August 4, 2006 – Trinity Industries, Inc., (NYSE:TRN) announced today that it has completed the sale of the Company’s European Rail business. The business was sold to International Railway Systems S.A.

The European Rail business was sold for $30.0 million plus working capital, as defined in the sale agreement, and the assumption of leases with obligations totaling approximately $6.0 million. The financial impact of the transaction will be recorded in the Company’s third quarter ending September 30, 2006. The Company does not expect a material financial impact to be recorded as a result of the transaction.

Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation’s leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. Trinity’s web site may be accessed at http://www.trin.net .

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience of our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

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